UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2007

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-26224	51-0317849
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

311 Enterprise Drive Plainsboro, NJ	08536
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 275-0500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by Integra LifeSciences Holdings Corporation (the “Company”) on October 30, 2007 (the “Initial Form 8-K”) to include financial statements and pro forma financial information permitted pursuant to Item 9.01 of Form 8-K to be excluded from the Initial Form 8-K and filed by amendment to the Initial Form 8-K no later than 71 days after the date the Initial Form 8-K was required to be filed. The financial statements of IsoTis, Inc. represent the entire business acquired by the Company on October 29, 2007. The entire business, for purposes of this document, is defined as IsoTis, Inc. and Subsidiaries (“IsoTis”). IsoTis, Inc. is a former subsidiary of IsoTis S.A. Pursuant to a series of transactions contemplated by an exchange offer, the final stage of which was concluded on July 23, 2007, one share of common stock of IsoTis, Inc. was exchanged for every ten shares of common stock of IsoTis S.A.

As previously announced, on August 6, 2007, Integra LifeSciences Holdings Corporation, a Delaware corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Ice MergerCorp, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and IsoTis, Inc., a Delaware corporation, as described in the Current Report on Form 8-K filed by the Company on August 7, 2007. Pursuant to the Merger Agreement, on October 29, 2007, Merger Sub was merged with and into IsoTis (the “Merger”). In the Merger, the Company paid consideration of $7.25 in cash per share of IsoTis common stock representing total consideration of approximately $51.5 million, paid off long term debt and other liabilities of approximately $12.5 million and incurred transaction costs approximating $4.3 million for a total purchase price of approximately $68.3 million.

IsoTis, based in Irvine, California, is an orthobiologics company that develops, manufactures and markets proprietary products for the treatment of musculoskeletal diseases and disorders. The description of the terms of the Merger Agreement is qualified in its entirety by reference to the copy of the Merger Agreement as attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on August 7, 2007.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

IsoTis S.A. Consolidated Financial Statements as of and for the year ended December 31, 2006 and Report of Independent Auditors (Incorporated by reference to IsoTis S.A.’s Annual Report on Form 20-F for the year ended December 31, 2006, filed by IsoTis S.A. on May 11, 2007)

IsoTis Condensed Consolidated Balance Sheets as of June 30, 2007 and December 31, 2006 and Statements of Operations and Cash Flows for the six months ended June 30, 2007 and 2006 (Incorporated by reference to IsoTis, Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2007, filed by IsoTis, Inc. on August 9, 2007) (unaudited)

(b) Unaudited Pro Forma Financial Information

Unaudited Pro Forma Condensed Combined Balance Sheet of the Company and IsoTis as of June 30, 2007

Unaudited Pro Forma Condensed Combined Statements of Operations of the Company and IsoTis for the year ended December 31, 2006

Unaudited Pro Forma Condensed Combined Statements of Operations of the Company and IsoTis for the six-month period ended June 30, 2007

Notes to unaudited Pro Forma Condensed Combined Financial Information of the Company and IsoTis

(c) Exhibits

Exhibit Number	Description of Exhibit

23.1	Consent of Independent Registered Public Accounting Firm

ITEM 9.01 (b) UNAUDITED PRO FORMA FINANCIAL INFORMATION

On October 29, 2007, Integra LifeSciences Corporation (the “Buyer”), a wholly owned subsidiary of the Company, completed the acquisition of the outstanding stock of IsoTis. The total purchase price was $68.3 million and included $4.3 million of transaction related costs. The IsoTis acquisition is accounted for under Statement of Financial Accounting Standards No. 141, “Business Combinations.”

IsoTis is an orthobiologics company that develops, manufactures and markets proprietary products for the treatment of musculoskeletal diseases and disorders. IsoTis’ current orthobiologics products are bone graft substitutes that promote the regeneration of bone and are used to repair natural, trauma-related and surgically-created defects common in orthopedic procedures, including spinal fusions. IsoTis’ current commercial business is highlighted by its Accell line of products, which it believes represents the next generation in bone graft substitution.

The Company’s management believes the acquisition is a strategic fit with the Company’s other products to position the combined company to offer a comprehensive orthobiologic product portfolio. By merging, the combined company has one of the largest sales and service organizations focused on orthobiologics in the United States. By leveraging the combined company’s product offering and broader channel coverage, the Company expects to drive cross-selling opportunities across the organization, increasing penetration of key customer segments. These initiatives are expected to enhance revenue growth over the long term.

The unaudited pro forma condensed combined balance sheet as of June 30, 2007 was prepared by combining the historical balance sheet of the Company at June 30, 2007 with the historical balance sheet of IsoTis at June 30, 2007, giving effect to the acquisition as though it was completed on June 30, 2007.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 were prepared by combining the Company’s historical statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 with IsoTis’ historical statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007, respectively, giving effect to the acquisition as though it was completed on January 1, 2006. These unaudited pro forma condensed combined statements of operations do not give effect to any potential cost savings or other operating efficiencies that could result from the acquisition, nor any non-recurring expenses resulting from the transaction.

These pro forma condensed combined financial statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that the Company believes are reasonable. These pro forma condensed combined financial statements do not purport to represent what the consolidated results of operations or financial position of the Company would actually have been if the acquisition had occurred on the dates referred to above, nor do they purport to project the results of operations or financial position of the Company for any future period or as of any date.

Integra LifeSciences Holdings Corporation
Pro Forma Condensed Combined Balance Sheet
June 30, 2007

	Integra	IsoTis	Adjustments	Note	Pro Forma
Assets:
Cash and cash equivalents	$120,838	$4,503	$(60,653)	(a) (f)	$64,688
Accounts receivable, net	95,267	8,277	—		103,544
Inventories, net	114,089	14,893	4,788	(d)	133,770
Deferred tax assets	13,011	—	—		13,011
Prepaids and other current assets	9,778	12,133	(7,690)	(f)	14,221

Current Assets	352,983	39,806	(63,555)		329,234

Property & equipment, net	50,632	4,118	(189)	(e)	54,561
Intangible assets, net	183,775	9,735	4,665	(c)	198,175
Goodwill	174,507	16,383	4,531	(c)	195,421
Other assets	14,593	750	—		15,343

Total Assets	$776,490	$70,792	$(54,548)		$792,734

Liabilities:
Current portion of long-term debt	$119,964	$13,138	$(12,061)	(b)	$121,041
Accounts payable, trade	25,827	3,367	—		29,194
Deferred revenue	2,863	1,343	—		4,206
Accrued expenses and other current liabilities	32,371	6,301	3,898	(e)	42,570

Current Liabilities	181,025	24,149	(8,163)		197,011
Long term debt	330,000	1,212	(712)	(b)	330,500
Deferred tax liabilities	27,410	—	—		27,410
Long-term income taxes payable	8,560	—	—		8,560
Other non-current liabilities	5,981	4,358	—		10,339

Total Liabilities	552,976	29,719	(8,875)		573,820
Stockholders’ Equity:					—
Common stock and paid-in capital, net of treasury stock	128,133	143,498	(143,498)	(h)	128,133
Minority interest	—	3,933	(3,933)	(h)	—
Accumulated other comprehensive income (loss)	12,287	18,393	(18,393)	(h)	12,287
Retained earnings	83,094	(124,751)	120,151	(g) (h)	78,494

Total Stockholders’ equity	223,514	41,073	(45,673)		218,914

Total Liabilities and Stockholders’ equity	$776,490	$70,792	$(54,548)		$792,734

Integra LifeSciences Holdings Corporation
Pro Forma Condensed Combined Income Statement
Year Ended December 31, 2006

	Integra	IsoTis	Adjustments	Note	Pro Forma

Total revenue	$419,297	$40,698	$—		$459,995

Costs and expenses:
Cost of product revenues	168,314	15,072	1,073	(2)	184,459
Research and development	25,732	7,743	(2,052)	(4)	31,423
Sales, general and administrative	157,706	29,974	(558)	(4)	187,122
Amortization	8,801	—	—		8,801

Total costs and expenses	360,553	52,789	(1,537)		411,805

Operating income	58,744	(12,091)	1,537		48,190

Interest income	2,194	607	(1,629)	(1)	1,172
Interest (expense)	(10,620)	(150)	(1,989)	(1) (3)	(12,759)
Other income (expense), net	(2,010)	(6,844)	—		(8,854)

Income before taxes	48,308	(18,478)	(2,081)		27,749

Income tax expense (benefit)	18,901	—	(1,415)	(6)	17,486

Net income	$29,407	$(18,478)	$(667)		$10,262

Net income addback
Basic	$2,254	$—	$—		$2,254

Net income applicable to common stock
Basic	$29,407	$(18,478)	$(667)		$10,262
Diluted	31,661	(18,478)	(667)		12,516

Weighted average shares outstanding
Basic	29,300				29,300
Diluted	32,747				32,747

Net income per share
Basic	$1.00				$0.35
Diluted	$0.97				$0.38

Integra LifeSciences Holdings Corporation
Pro Forma Condensed Combined Income Statement
Six-month period ended June 30, 2007

	Integra	IsoTis	Adjustments	Note	Pro Forma

Total revenue	$257,799	$24,540	$—		$282,339

Costs and expenses:
Cost of product revenues	101,385	8,434	537	(2)	110,356
Research and development	12,299	3,111	(1,027)	(4)	14,383
Sales, general and administrative	104,085	18,256	(275)	(4)	122,066
Amortization	6,632	—	—		6,632

Total costs and expenses	224,401	29,801	(765)		253,437

Operating income	33,398	(5,261)	765		28,902

Interest income	860	147	(724)	(1)	283
Interest (expense)	(6,033)	(341)	(1,011)	(1) (3)	(7,385)
Other income (expense), net	96	(42)	—		54

Income before taxes	28,321	(5,497)	(970)		21,854

Income tax expense (benefit)	9,905	10	(607)	(6)	9,308

Net income (loss) before minority interest	18,416	(5,507)	(362)		12,547
Minority interest	—	495	(495)	(5)	—

Net income	$18,416	$(5,012)	$(857)		$12,547

Net income applicable to common stock
Basic	$18,416	$(5,012)	$(857)		$12,547
Diluted	18,416	(5,012)	(857)		12,547

Weighted average shares outstanding
Basic	28,371				28,371
Diluted	30,189				30,189

Net income per share
Basic	$0.65				$0.44
Diluted	$0.61				$0.42

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Pro Forma Presentation

For the pro forma condensed combined balance sheet, the $68.3 million purchase price, which included the pay off of long term debt and other liabilities of Isotis of approximately $12.5 million and $4.3 million of transaction costs incurred by the Company directly as a result of the acquisition, has been allocated based on management’s preliminary estimate of the fair values of assets and liabilities assumed as of October 29, 2007. Certain elements of the purchase price allocation are considered preliminary, particularly as it relates to the final valuation of certain identifiable intangible assets and in-process research and development and there could be significant adjustments when the valuation is finalized. The preliminary purchase price allocation is as follows (in thousands):

Inventory	$17,796
Other current assets	21,168
Property and equipment, net	4,031
Intangible assets	14,400
Goodwill	28,876
Other assets	500
In-process research and development	4,600

91,371
Current liabilities	(19,114)
Deferred revenue and other liabilities	(3,914)

Total purchase price	$68,343

In-process research and development costs reflect the portion of the purchase price that, as of the date of acquisition, will not have reached technological feasibility and has no alternative future use.

The acquired intangible assets consist primarily of two generations of developed product technology that totaled approximately $14.4 million and will be amortized over useful lives ranging from 10 to 15 years, as follows (in thousands):

		Useful
	Amount	Life
Developed product technology — Generation I	$3,400	10 years
Developed product technology — Generation II	11,000	15 years

	$14,400

The goodwill recorded is based on the benefits the Company expects to generate from the future cash flows of the ongoing IsoTis business.

2.	Pro Forma Adjustments

Certain reclassifications have been made to the IsoTis historical financial statements to conform to the Company’s financial statement presentation.

The following are the descriptions of the pro forma condensed combined balance sheet adjustments:

a)	To finance the acquisition, the Company utilized $68.3 million of its cash and cash equivalents. As noted in f) below, in connection with the pay off of the credit facility and term loan of Isotis on the acquisition date, a restriction on approximately $7.7 million of cash that had previously been presented as restricted cash was released and this amount was therefore reclassified to cash and cash equivalents as of the acquisition date.

b)	This adjustment is made to reduce the credit facility and bank term loan of IsoTis that were repaid at acquisition on October 29, 2007. There were two loans approximating $1.0 million at the closing date which were not paid off.

c)	These adjustments are made to reflect the estimated fair value of the intangible assets at the acquisition date, less the existing carrying, and the goodwill as if the acquisition has occurred on June 30, 2007, less existing carrying value. It should be noted that Isotis’ net assets decreased significantly from June 30, 2007 to the acquisition date and as a result, goodwill in the pro-forma balance sheet is approximately $9 million lower than the amount in the purchase price allocation as of the acquisition date.

d)	This adjustment is made to adjust IsoTis’ inventory to its estimated fair value. Because this adjustment is directly attributed to the acquisition and will not have a continuing impact, it is not reflected in the unaudited pro forma combined condensed statement of operations. However, the inventory adjustment will result in a charge included in cost of product revenues in the periods subsequent to the acquisition during which the inventory is sold.

e)	These adjustments are being made to reflect the following liabilities associated with the acquisition, in accordance with FAS 141: approximately $3.3 million associated with change in control payments to former executives; approximately $0.3 million related to severance earned by employees with no future performance obligation; and approximately $0.3 million related to facility exit and certain other costs. In addition, write-downs of approximately $0.2 million on certain discontinued property, plant and equipment projects were recorded.

f)	This adjustment reflects the release of restriction on approximately $7.7 million of cash, which related to the credit facility and bank term loan that were repaid at acquisition on October 29, 2007. As noted in a) above, this amount was therefore reclassified from restricted cash within prepaid and other current assets to cash and cash equivalents as of the acquisition date.

g)	This adjustment reflects a charge to retained earnings for in-process research and development costs acquired in the acquisition of $4.6 million that, as of the date of acquisition, will not have reached technological feasibility and have no alternative future use as of the purchase date. Because this expense is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the unaudited pro forma combined condensed statements of operations. However, this item will be recorded as an expense by the Company in the period that the acquisition is complete.

h)	These adjustments are recorded to eliminate the common stock, minority interest and all components of the historical equity of IsoTis.

The following are the descriptions of the pro forma condensed combined statement of operations adjustments:

1)	The Company had cash and cash equivalents and short term marketable securities available to fund the acquisition if it had occurred on January 1, 2006. However, at times during the year ended December 31, 2006 and the six month period ended June 30, 2007, the Company would have had to utilize its revolving credit facility if cash and marketable securities of $68.3 million had been used to fund the acquisition as of January 1, 2006. These adjustments reflect the decrease in interest income earned by the Company due to the use of cash to fund the acquisition as if it had occurred on January 1, 2006 and reflects additional interest expense (at a rate of 10.0% during 2006 and 8.32% during the first six months of 2007) that would have been incurred by the Company during those periods when the revolving credit facility would have been utilized.

2)	This adjustment records amortization expense of $1.1 million for 2006 and $0.5 million for the first six months of 2007 within cost of product revenues for the $14.4 million of intangible technology assets subject to amortization recorded in connection with the acquisition (see table above) on a straight-line basis over their amortizable lives ranging from 10 to 15 years.

3)	These adjustments represent the decrease in interest expense as a result of the pay off of the IsoTis credit facility and bank term loan as if paid on January 1, 2006. A change of one-eighth of one percent in the interest rate on the Company’s borrowing would have an immaterial impact on interest expense in 2006 and for the first six months of 2007.

4)	These adjustments eliminate the amortization of existing IsoTis intangible assets of which $2.1 million and $1.0 million were included in research and development expenses during the year ended December 31, 2006 and six months ended June 30, 2007, respectively, and $0.6 million and $0.3 million were included in sales, general and administrative expenses during the year ended December 31, 2006 and six months ended June 30, 2007, respectively.

5)	This adjustment eliminates the minority interest share of losses of Isotis.

6)	This adjustment is based on the pre-tax income effect of the pro forma adjustments using the historical statutory tax rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION

Date: January 14, 2008

By: /s/ Stuart M. Essig
Stuart M. Essig
President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit
23.1	Consent of Independent Registered Public Accounting Firm